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                                                                     EXHIBIT 11


                                     ENZO BIOCHEM, INC.
                              COMPUTATION OF PER-SHARE EARNINGS
                          Years ended July 31, 1996, 1995 and 1994



                                               1996*        1995*        1994*
                                               -----        -----        -----
Primary
  Average shares outstanding                22,593,000   22,005,200   21,469,200

  Net effect of dilutive stock options and
    warrants -- based on the treasury stock
    method using average market price           --        1,069,900    1,158,400
                                           -----------  -----------  -----------

  Total                                     22,593,000   23,075,100   22,627,600
                                           -----------  -----------  -----------
                                           -----------  -----------  -----------

Income (loss) before extraordinary items   $(7,707,500) $ 5,618,100  $ 5,101,200
Extraordinary gain                               --          --          150,000
                                           -----------  -----------  -----------
Net income (loss)                          $(7,707,500) $ 5,618,100  $ 5,251,200
                                           -----------  -----------  -----------
                                           -----------  -----------  -----------

Per common and common equivalent share
Income (loss) before extraordinary item          ($.34)        $.24         $.22
Extraordinary gain                                 --           --           .01
                                                  -----       -----        -----
Net income (loss)                                ($.34)        $.24         $.23
                                                  -----       -----        -----
                                                  -----       -----        -----


*Shares and per share amounts have been adjusted for the 5% stock dividend declared in fiscal 1995 and for the 5% stock dividend declared in September 1996.






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